Exhibit 99.1

INTRODUCTION TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed consolidated statement of net assets as of March 31, 2007 (Liquidation Basis) gives effect to the sale of the Resort, the repurchase of all Preferred Stock held by AEW, payments made under the Troon Termination Agreement, the payment of the Westin Termination Fee and related transactions as described in Items 2.01 and 8.01 of this Current Report on Form 8-K, as if they had occurred on March 31, 2007.

The accompanying unaudited pro forma condensed statements of net changes in net assets for the three months ended March 31, 2007 (Liquidation Basis) and for the year ended December 31, 2006 (Liquidation Basis) give effect to the sale of the Resort, the repurchase of all Preferred Stock held by AEW, payments made under the Troon Termination Agreement, the payment of the Westin Termination Fee and related transactions as described in Items 2.01 and 8.01 of this Current Report on Form 8-K, as if they had occurred on January 1, 2006.

The unaudited pro forma condensed consolidated financial statements are subject to a number of estimates, assumptions and other uncertainties, primarily the post-closing true-up of the working capital adjustment, and do not purport to be indicative of the actual financial position or results of operations or changes in net assets that would have occurred had the transaction reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future.  These unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and all of the financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

GOLF TRUST OF AMERICA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENTS OF NET ASSETS (LIQUIDATION BASIS)

AS OF MARCH 31, 2007

(in thousands)

	Historical	Adjustments		Pro forma

ASSETS
Real estate — held for sale	$56,199	(49,399	)(1)	$6,800
Cash and cash equivalents	2,960	10,501	(2)	13,461
Receivables — net	4,776	(4,142	)(3)	634
Escrow funds receivable	—	2,000	(4)	2,000
Other assets	5,496	(2,410	)(3)	3,086
Total assets	69,431	(43,450)		25,981

LIABILITIES
Debt	5,280	(1,180	)(5)	4,100
Accounts payable and other liabilities	14,892	(9,766	)(5)	5,126
Other obligations	10,450	(10,450	)(6)	—
Reserve for estimated costs during the period of liquidation	5,449	(2,301	)(7)	3,148
Total liabilities	36,071	(23,697)		12,374

Commitments and contingencies
Preferred stock, $.01 par value, 10,000,000 shares authorized, 800,000 shares issued and outstanding	20,000	(20,000	)(8)	—
Total liabilities and preferred stock	56,071	(43,697)		12,374
NET ASSETS IN LIQUIDATION (available to holders of common stock and OP units)	$13,360	$247		$13,607

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF CHANGES IN NET ASSETS (LIQUIDATION BASIS)

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(in thousands)

	Historical	Adjustments		Pro Forma

Net assets in liquidation, beginning of period	$13,865	$2,302		$16,167
Changes in net assets in liquidation:
Adjustments to liquidation reserve:
Operating income	2,553	(2,914	)(1)	(361)
Net interest expense	(380)	260	(1)	(120)
Other expense	(59)	59	(1)	—
(Increase) decrease in reserve for estimated liquidation costs and capital expenditures	(2,619)	2,595	(1)	(24)
Subtotal of adjustments to liquidation reserve	(505)	—		(505)
Changes in net assets in liquidation	(505)	—		(505)
Net assets in liquidation, end of period	$13,360	$2,302		$15,662

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF CHANGES IN NET ASSETS (LIQUIDATION BASIS)

FOR THE YEAR ENDED DECEMBER 31, 2006

(in thousands)

	Historical	Adjustments		Pro Forma

Net assets in liquidation, beginning of period	$13,782	$2,381		$16,163
Changes in net assets in liquidation:
Adjustments to liquidation reserve:
Operating income	(448)	(40	)(1)	(488)
Net interest expense	(1,386)	1,061	(1)	(325)
Increase in reserve for estimated liquidation costs and capital expenditures	(50)	(1,021	)(1)	(1,071)
Subtotal of adjustments to liquidation reserve	(1,884)	—		(1,884)
Increase in fair value of the real estate assets	374	—		374
Increase in fair value of other assets	1,410	—		1,410
Decrease (increase) in the fair value of other obligations	201	(79	)(2)	122
Subtotal of adjustments to liquidation reserve and decrease in fair value of assets	101	(79)		22
Value of operating partnership units redeemed in sale of golf courses	(18)	—		(18)
Changes in net assets in liquidation	83	(79)		4
Net assets in liquidation, end of period	$13,865	$2,302		$16,167

See accompanying introduction and notes to the unaudited pro forma condensed consolidated financial statements.

GOLF TRUST OF AMERICA, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

Please refer to the Introduction on page 1 of this Exhibit 99.1.

Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of March 31, 2007

(1)          Reflects the removal of the carrying amount of the Resort real estate sold (i.e., the property, buildings and equipment) as of March 31, 2007.

(2)          Reflects the receipt of the net cash proceeds of $10,501,000 received from the completed transactions.  The final net cash proceeds will be subject to the post-closing true-up of the working capital adjustment.  The table below reflects a summary of the related components, in thousands.

Cash sale price for the Resort	$35,000
Buyer’s contribution towards payment of the Westin Termination Fee	4,000
Exercise of AEW option to redeem Preferred Shares	(17,500)
Payment of Westin and Troon Fees	(6,380)
Indemnification escrow (see Note 4)	(2,000)
Accounts receivable reserve to be settled in 90-day post closing true-up	(252)
Working capital adjustment	(2,221)
Satisfaction of collateralized debt	(304)
Reimbursement of certain refurbishment and capital expenditure payments less payoff of collateralized debt and other transaction fees and expenses, net	158
Net cash proceeds received	$10,501

(3)          Reflects the transfer of the accounts receivable and other assets of the Resort as of March 31, 2007, acquired by the Buyer in the transaction, except the Company’s interest in Parcel F, as defined in the APA, which we retained.

(4)          Reflects the $2,000,000 indemnification escrow for future claims against the Resort that relate to the Company’s ownership period.  If there are no claims filed against these funds, the funds will be released to the Company on March 31, 2008.

(5)          Reflects the liabilities of the Resort as of March 31, 2007, paid on July 16, 2007 or assumed by the Buyer in the transaction.

(6)          Reflects the payment of the long-term obligations of the Resort (i.e., Westin Termination Fee, Troon Termination Agreement payments and Refurbishment Program liabilities), which were paid at the closing of the transaction or assumed by the Buyer. The obligations as of March 31, 2007 are reflected below, in thousands. The Westin Termination Fee, after a discount from Westin of approximately $191,000, and the Troon Supplemental Fee, plus Troon management fees of approximately $177,000, were paid at closing and the obligations of the Refurbishment Program were assumed by the Buyer.

Westin Termination Fee	$5,594
Troon Supplemental Fee	800
Long term refurbishment	4,056
Total	$10,450

(7)          Reflects the reversal of the forecasted operating deficit of the Resort for April 1, 2007 through July 31, 2007 included in this accrual at March 31, 2007 and the payment of the legal fees incurred to complete this transaction.

(8)          Reflects the exercise of the Company’s option to repurchase all of its outstanding Preferred Stock at the discounted price of $17,500,000 as part of this transaction.  This amount remains subject to certain post-closing adjustments, as set forth in the Option Agreement.

Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Three Months Ended March 31, 2007 (Liquidation Basis) and for the Year Ended December 31, 2006 (Liquidation Basis)

(1)          Reflects the reclassification of net operating results and interest and other expense of the Resort to the liquidation accrual.

(2)          Reflects the recognition of the daily discount on the Westin Termination Fee.